hopTo

hopTo Work Webinar

July 9, 2014

Safe Harbor Statement Regarding Forward Looking Statements

Statements in this presentation concerning future pricing, customer acquisition numbers, revenues per customer, product release dates and features, customer demand and any other statement that may be construed as a prediction of future performance or events are "forward-looking statements" (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 related to these forward looking statements. These factors include (i) the challenges in developing and timely releasing complex applications such as hopTo Work within a small company, including engineering new features, managing and retaining a talented workforce and resolving the technical issues that can delay timely introduction of product versions, (ii) market acceptance of the products and features we develop, and (iii) competition from much larger incumbent enterprises, including the risk of customer resistance to accepting even high quality products from new entrants in a competitive market as well as the risk of incumbent enterprises developing products or features which make our offerings less attractive on a comparative basis, and other risks including those described from time to time in our filings on Forms 10-K (such as in the "Risk Factors" section therein) and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

AGENDA

1. hopTo Work Product Summary
2. hopTo Product Demo
3. Market Data for hopTo Work
4. Pricing and Revenue Assumptions
5. Q & A

hopTo Work Product Summary

THE HOPTO WORKSPACE

- hopTo Work is a mobile productivity platform for business users
- The BYOD and EMM (Enterprise Mobility Management) markets are still in early growth phase and very crowded
- User feedback and market research have indicated a clear path for hopToWork to deliver our unique capabilities to the market

THE VIRTUALIZATION MARKET

- Application virtualization technologies provide remote access to legacy application from a variety of devices (mobile, desktops, etc.)
- Market has existed for two decades
  - Smart mobile device era has returned high growth to this sector
- Desktop and application virtualization is a $6 billion annual market
  - Market anchored by MSFT RDS with key players such as Citrix and VMWare
  - Growing at an annual rate greater than 10%*
- This will be the initial market for hopTo Work

* Based on internal company analysis

Which Applications?

- Microsoft Office:
  - Outlook, Excel, Word, etc.
- Legacy corporate applications:
  - Most complex business apps such as SAP are still 100% Windows!
- The Windows desktop:
  - File management, etc.

Understanding the Value Proposition

Value for End-Users

A one-stop app delivering a rich mobile productivity experience

Powerful document viewing and editing

Rich email client with full Outlook functionality

Secure web browser for corporate intranet

Touch friendly access to legacy applications

Value for IT

A comprehensive, end-to-end solution for BYOD deployments

Proven security, based on existing organizational infrastructure

Extremely simple to deploy: No new servers or network configurations

A fully on-premise solution with no cloud requirements

hopTo has the ability to hugely improve UX for legacy applications

We are uniquely positioned, from both IP and technology standpoints

hopTo Work Product Summary

- Enabling mobile productivity through the leveraging of existing on premise investment
  - Whereas typical BYOD products require new servers, network architectures, and infrastructure, hopTo Work plugs seamlessly into existing infrastructure
  - Massive customer cost savings
- A full-featured mobile BYOD solution with support for content management, document editing, communications, and legacy application support
- Building on the feedback from enterprise and SMB users of the hopTo free app

PRODUCT DEMONSTRATION

MARKET DATA

hopTo Work Market Data

- Desktop and application virtualization is a $6 billion annual market and growing
- There are hundreds of millions of seats installed, with an additional 20 million seats being sold each year by MSFT alone
- Many successful niche players with offerings that fill in the functionality gaps from the main three players

hopTo Work Market Needs

- Based on our direct communication with customers, channel partners and competitors we have confirmed demand for true touch-enabled mobile access to:
  - Microsoft Office that will leverage significant investment in Office licenses
    - Large percentage of Microsoft on-premise installed base is NOT migrating to Office 365
  - Mission critical legacy applications

Market Pricing

Pricing Data

- Products in this space are typically sold on a perpetual license plus maintenance model
  - Units are calculated at per seat or per device
- Testing a list price range of $75-$150 per seat
  - Includes 1st year maintenance / follow on maintenance @ 20-25% of list price per seat
- Currently modeling average deal size at 125 seats, with interest already in a few 1500+ seat opportunities.
- Expect to sell almost exclusively through channel partners and assuming a 40-45% channel discount
  - Leverage existing GraphOn channel partners
  - hopTo is already a member of the Microsoft Partner Network and has access to 1000's of resellers already in this space

Revenue

- hopTo is NOT giving formal revenue or profit guidance at this time
- We have built our internal model using the lower end of the price range
- We believe that 600-1000 new customers in the first 12 months of shipping is realizable (Q4 2014 through Q3 2015)

Q & A

THANK YOU!